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                                                                      Exhibit 23





                        Consent of Independent Auditors




The Plan Committee
Tele-Communications, Inc.
 Employee Stock Purchase Plan:


We consent to incorporation by reference in the Registration Statement (No. 33-59058) on Form S-8 of Tele-Communications, Inc. Employee Stock Purchase Plan of our report dated June 24, 1994, relating to the statements of net assets available for participant benefits of the Tele-Communications, Inc. Employee Stock Purchase Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for participant benefits for each of the years in the three-year period ended December 31, 1993 and related schedules which report appears in the December 31, 1993 annual report on Form 11-K of the Tele-Communications, Inc. Employee Stock Purchase Plan.



                                                  /s/ KPMG PEAT MARWICK
                                                  KPMG Peat Marwick



Denver, Colorado
June 28, 1994